FOR IMMEDIATE RELEASE

CONTACTS:
Scott Pond (investors)
(801) 345-2657, spond@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS SECOND-QUARTER 2007 RESULTS

PROVO, Utah — Aug. 2, 2007 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second-quarter results in line with company guidance. Revenue for the quarter was $287.2 million, a slight improvement over the prior year, while earnings per share were $0.21, compared to $0.20 in the prior-year period. Second-quarter 2007 results included $2.8 million, or approximately $0.03 per share, of operating losses and expenses associated with closing operations in Brazil. Revenue for the quarter was negatively impacted 1 percent by foreign currency fluctuations.

“We are pleased with the overall direction of our business,” said Truman Hunt, president and chief executive officer. “Our second-quarter results keep us on pace to achieve our revenue and earnings growth targets for 2007. We posted double-digit revenue growth in the United States, Europe, South Korea and Southeast Asia during the quarter. Taiwan and Hong Kong also posted strong quarterly results. We are benefiting from increased geographic balance in our business, as more markets are becoming significant contributors to our overall success.

“We remain optimistic about our growth prospects in Japan. During the second quarter, we made a management change in Japan that we expect will have a positive impact on the direction of the business there in the mid- to long-term. All things considered, we continue to anticipate improving trends in Japan in the second half of the year.

“In China, we expect to show positive year-over-year growth in the second half of the year and are encouraged by recent developments on the licensing front, where we have received initial direct selling approval in Beijing, and are now working to obtain final local approvals in this municipality,” said Hunt.

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Nu Skin Enterprises
August 2, 2007

Second-quarter results brought the company’s six-month revenue total to $560.9 million compared to first-half 2006 revenue of $549.9 million. Earnings per share for the first half of 2007 were $0.37, compared to $0.05 for the prior year, which included $0.28 in after-tax restructuring and impairment charges that occurred in the first quarter of 2006.

Regional Results

North Asia. Second-quarter revenue in North Asia was $145.7 million, compared to $152.7 million for the same period in 2006. Local currency revenue in Japan was down 6 percent compared to the prior-year period, which was partially offset by year-over-year local currency revenue growth of 17 percent in South Korea. Regional results were negatively impacted 3 percent by foreign currency fluctuations. The executive distributor count in the region was down 2 percent, while the number of active distributors remained even with the prior year.

Greater China. Revenue in Greater China was $52.1 million for the second quarter, representing a 3 percent decrease compared to prior-year results. Mainland China posted an 8 percent local currency revenue decline from the prior year, reflecting a continuing year-over-year trend improvement in the market. Hong Kong was down 11 percent for the quarter as a result of sales to foreign distributors at a regional convention in Hong Kong during the second quarter of 2006. Excluding these convention sales, Hong Kong revenue would have grown 2 percent. Taiwan grew 4 percent over the prior-year period, driven by increased sales of weight management products. The executive distributor count in the region was down 3 percent compared to the second quarter of 2006, while active distributors decreased 7 percent, primarily due to mainland China.

Americas. Revenue in the Americas increased 10 percent to $45.5 million for the second quarter due to an 11 percent increase in the United States. The restaging of the Nu Skin® Galvanic Spa™ System II had a positive effect on growth in this market. The executive distributor count in the region increased 6 percent, while the number of active distributors was down 2 percent compared to the prior-year period.

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August 2, 2007

South Asia/Pacific. Second-quarter revenue in the South Asia/Pacific region improved 18 percent over the prior year to $25.0 million, fueled by strong results in Malaysia and Singapore, and was positively affected 11 percent by foreign currency fluctuations. The executive distributor count for the region increased 10 percent while the active distributor count declined 4 percent.

Europe. Revenue from Europe was $18.9 million, a 27 percent improvement over the prior-year period. The region’s results were supported by strong growth in Central and Eastern Europe and were positively impacted approximately 6 percent by foreign currency fluctuations. Executive and active distributor counts in the region increased 27 percent and 15 percent, respectively, compared to the prior-year period.

Operational Performance

The company’s gross margin was 82.2 percent, a 70 basis point decline over prior-year results, but an improvement of 70 basis points sequentially. The decrease can largely be attributed to weakness in the Japanese yen compared to the prior year. Selling expenses, as a percent of revenue, were 42.9 percent compared to 43.3 percent, or a 40 basis point improvement over the second quarter of 2006.

General and administrative expenses for the quarter, as a percent of revenue, were 32.0 percent, up 70 basis points over the prior-year period. These results included $2.8 million, or approximately 100 basis points, in restructuring charges and operating losses associated with Brazil.

During the second quarter, the company posted a $0.9 million gain in other income, resulting primarily from foreign currency fluctuations. The company’s cash position at the end of the quarter was $99 million and the company paid $6.8 million in dividends during the quarter. Earnings per share were positively impacted 8 percent by stock repurchases over the last 12 months.

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Nu Skin Enterprises
August 2, 2007

Outlook

“Our strong growth in the United States, South Korea and Europe is being driven by the alignment of company and sales force leadership behind key product initiatives in our personal care and nutrition brands. We’ve seen great success in our personal care line with the restaging of the Galvanic Spa System II, Nu Skin 180 Anti-Aging System and Nu Skin ProDerm Skin Analyzer. On the nutrition front, we have seen success with our existing weight management products in several markets and our distributors continue to leverage the S2 Scanner in generating sales of our g3 nutrition drink and Lifepak product line. We intend to emphasize the success of these initiatives across all markets at our global distributor convention in September,” said Hunt.

“We expect our global convention to positively impact our revenue growth in the latter-part of 2007. At this event, we will introduce important new branding and sales initiatives, as well as new products to our nutrition and personal care portfolio. Product introductions will include a new weight management product line in the United States, which has shown tremendous success in the initial testing, as well as an advanced version of the Nu Skin ProDerm Skin Analyzer and updates to the rapidly-emerging Galvanic Spa System II. All of these initiatives will build on our competitive positioning of enabling our sales force to effectively demonstrate the difference of our products and opportunities.

“We are in line with our 2007 plan and continue to focus on growing revenue, increasing earnings per share and improving our operating margin. We see significant progress in achieving our business objectives with the introduction of key product and sales tools, improved operational efficiencies in less profitable markets, including the restructuring of our Brazil operations, and the recent appointments of new management in Japan and China,” Hunt concluded.

“We expect to see accelerated growth in the second half of the year,” said Ritch Wood, chief financial officer. “Assuming a yen rate of 119 to the dollar, and given our estimated $5 million spend on our global convention in September, we project third-quarter revenue of $285 to $290 million with earnings per share in the $0.22 to $0.24 range.”

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August 2, 2007

Management’s overview of the second quarter will be available Thursday, Aug. 2, beginning at 11 a.m. (EDT) on the Investor portion of the company’s Web site at www.nuskinenterprises.com. A replay of the overview will be available on the company’s Web site through Aug. 17, 2007.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in more than 40 markets throughout Asia, the Americas and Europe. The company markets premium-quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology-based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

Nu Skin Enterprises’ press releases are available online at www.nuskinenterprises.com.

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) strategic objectives and initiatives for 2007; (ii) expectations regarding the positive impact of certain strategic initiatives and management changes on some of our key markets; and (iii) financial projections for the third quarter and year 2007. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to: (a) risks that could adversely impact the company’s operations or financial results in its markets, including its largest market, Japan, such as negative market conditions, foreign currency exchange fluctuations, material decreases in executive-level and active distributors, or the company’s failure to execute effective initiatives in these markets; (b) regulatory risks associated with the Scanner, which could inhibit the company’s use of the Scanner in a market if it is determined to be a medical device in any market or if regulatory scrutiny dampens enthusiasm or the ability of the company or its distributors to effectively utilize the Scanner; (c) technical and regulatory challenges associated with the rollout of the Nu Skin® ProDerm™ Skin Analyzer, including difficulties or delays in developing a model that performs with all desired functionality, as well as regulatory uncertainties, particularly in Japan where there is a risk that regulatory authorities may impose limitations on the use of this tool and on claims that may be made in connection with its use; (d) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores and the imposition of fines; (e) risks that the direct selling regulations in China are interpreted or enforced by governmental authorities in a manner that negatively impacts the company’s current or planned business model there, including continued delays and uncertainty in the provincial direct selling licensing process, and risk that the implementation of a direct selling model will not result in the anticipated growth of the company’s business in China given the restrictive nature of the direct selling laws; (f) any failure of current or planned initiatives or products, including, among others, the second-generation Scanner, the Nu Skin® ProDerm™ Skin Analyzer, Galvanic Spa™ System II and g3™ juice, to generate interest among distributors and customers and generate sponsoring and selling

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August 2, 2007

activities on a sustained basis; (g) any inability of the company to obtain necessary product registrations for its nutritional and personal care products in a timely manner, increased regulatory scrutiny of nutritional products by regulators or changes in regulatory requirements that impact our products; (h) any failure of the implementation of recent business transformation initiatives and strategic initiatives in Brazil and other unprofitable markets to maintain profitability and drive growth; (i) adverse publicity related to the company’s business, products or industry; (j) adverse results of tax audits and challenges by foreign tax authorities with respect to the amount of income tax, customs, duties and other amounts owed by the company; and (k) continued competitive pressures in the company’s markets. The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on March 1, 2007 and Quarterly Report on Form 10-Q filed on May 10, 2007. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change.

(Financial tables to follow)

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August 2, 2007

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Second Quarters Ended June 30, 2007 and 2006
(in thousands, except per share amounts)

	2007	2006
Revenue:
North Asia	$ 145,693	$ 152,679
Greater China	52,099	53,892
Americas	45,469	41,369
South Asia/Pacific	25,037	21,202
Europe	18,943	14,969
Total revenue	287,241	284,111

Cost of sales	51,090	48,445
Gross profit	236,151	235,666

Operating expenses:
Selling expenses	123,317	122,971
General and administrative expenses	91,810	88,787
Total operating expenses	215,127	211,758

Operating income	21,024	23,908

Other income (expense), net	897	(1,407)
Income before provision for income taxes	21,921	22,501
Provision for income taxes	8,129	8,438

Net income	$ 13,792	$ 14,063

Net income per share:
Basic	$ 0.21	$ 0.20
Diluted	$ 0.21	$ 0.20

Weighted average number of shares outstanding:
Basic	64,523	70,203
Diluted	65,343	71,148

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Nu Skin Enterprises
August 2, 2007

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the Six Month Periods Ended June 30, 2007 and 2006
(in thousands, except per share amounts)

	2007	2006
Revenue:
North Asia	$ 285,952	$ 293,293
Greater China	101,052	105,844
Americas	87,788	81,449
South Asia/Pacific	48,623	41,849
Europe	37,466	27,456
Total revenue	560,881	549,891

Cost of sales	101,769	95,439
Gross profit	459,112	454,452

Operating expenses:
Selling expenses	239,755	235,269
General and administrative expenses	180,782	178,790
Impairment of assets and other	—	20,840
Restructuring and other charges	—	11,115
Total operating expenses	420,537	446,014

Operating income	38,575	8,438

Other income (expense), net	103	(2,461)
Income before provision for income taxes	38,678	5,977
Provision for income taxes	14,386	2,242

Net income	$ 24,292	$ 3,735

Net income per share:
Basic	$ 0.37	$ 0.05
Diluted	$ 0.37	$ 0.05

Weighted average number of shares outstanding:
Basic	65,228	70,167
Diluted	66,098	71,193

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Nu Skin Enterprises
August 2, 2007

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$ 99,011	$ 121,353
Accounts receivable	24,320	19,421
Inventories, net	94,929	92,092
Prepaid expenses and other	49,984	44,093
	268,244	276,959

Property and equipment, net	86,392	85,883
Goodwill	112,446	112,446
Other intangible assets, net	88,500	91,349
Other assets	130,617	98,212
Total assets	$ 686,199	$ 664,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 27,848	$ 20,815
Accrued expenses	105,830	120,074
Current portion of long-term debt	31,133	26,652
	164,811	167,541

Long-term debt	159,129	136,173
Other liabilities	73,083	42,155
Total liabilities	397,023	345,869

Stockholders' equity:
Class A common stock	91	91
Additional paid-in capital	203,799	199,322
Treasury stock, at cost	(391,270)	(346,889)
Retained earnings	540,708	531,563
Accumulated other comprehensive loss	(64,152)	(65,107)
	289,176	318,980
Total liabilities and stockholders' equity	$ 686,199	$ 664,849

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Nu Skin Enterprises
August 2, 2007

NU SKIN ENTERPRISES, INC.
Distributor/Preferred Customer Growth by Market

	As of June 30, 2007		As of June 30, 2006		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive
North Asia	329,000	15,188	330,000	15,418	(0.3%)	(1.5%)
Greater China	153,000	6,376	165,000	6,593	(7.3%)	(3.3%)
Americas	154,000	4,346	157,000	4,103	(1.9%)	5.9%
South Asia/Pacific	69,000	2,142	72,000	1,953	(4.2%)	9.7%
Europe	55,000	1,852	48,000	1,461	14.6%	26.8%
Total	760,000	29,904	772,000	29,528	(1.6%)	1.3%

*	Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

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